                                                                   EXHIBIT 10.55




                                  DIABLO CENTER

                                  OFFICE LEASE

                                     between

                     PROPERTY CALIFORNIA OB ONE CORPORATION

                                  ("LANDLORD")

                                       and

                       SUPERIOR NATIONAL INSURANCE COMPANY

                                   ("TENANT")

                                TABLE OF CONTENTS

1.     USE.......................................................................    1
2.     TERM......................................................................    2
3.     POSSESSION................................................................    3
4.     RENT......................................................................    3
5.     RULES AND REGULATIONS.....................................................    5
6.     PARKING...................................................................    6
7.     EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE........................    6
8.     REPAIR AND MAINTENANCE....................................................   11
9.     ACCEPTANCE AND SURRENDER OF PREMISES......................................   11
10.    ALTERATIONS AND ADDITIONS.................................................   12
11.    UTILITIES AND SERVICES....................................................   13
12.    TAXES.....................................................................   13
13.    LIABILITY INSURANCE.......................................................   15
14.    TENANT'S PERSONAL PROPERTY INSURANCE AND WORKER'S
       COMPENSATION INSURANCE....................................................   16
15.    PROPERTY INSURANCE........................................................   16
16.    INDEMNIFICATION...........................................................   17
17.    COMPLIANCE................................................................   17
18.    LIENS.....................................................................   17
19.    ASSIGNMENT AND SUBLETTING.................................................   18
20.    SUBORDINATION AND MORTGAGES...............................................   19
21.    ENTRY BY LANDLORD ........................................................   19

22.    BANKRUPTCY AND DEFAULT....................................................   19
23.    ABANDONMENT...............................................................   22
24.    DESTRUCTION ..............................................................   22
25.    EMINENT DOMAIN............................................................   23
26.    SALE OR CONVEYANCE BY LANDLORD............................................   24
27.    ATTORNMENT TO LENDER OR THIRD PARTY.......................................   24
28.    HOLDING OVER..............................................................   24
29.    CERTIFICATE OF ESTOPPEL...................................................   24
30.    CONSTRUCTION CHANGES......................................................   25
31.    RIGHT OF LANDLORD TO PERFORM..............................................   25
32.    ATTORNEYS' FEES...........................................................   25
33.    WAIVER....................................................................   26
34.    NOTICES...................................................................   26
35.    EXAMINATION OF LEASE......................................................   26
36.    DEFAULT BY LANDLORD.......................................................   26
37.    CORPORATE AUTHORITY.......................................................   27
38.    LIMITATION OF LIABILITY...................................................   27
39.    BROKERS...................................................................   28
40.    SIGNS.....................................................................   28
41.    ASSESSMENTS...............................................................   28
42.    MORTGAGEE PROTECTION CLAUSE...............................................   29
43.    HAZARDOUS MATERIALS.......................................................   29

44.    MISCELLANEOUS AND GENERAL PROVISIONS......................................   30
45.    LEASE OPTION TO EXTEND....................................................   31
46.    LEASE OPTION TO EXPAND....................................................   33
47.    LEASE OPTION TO TERMINATE.................................................   33

                                TABLE OF EXHIBITS



Exhibit A      The Premises

Exhibit B      The Property

Exhibit C      Work Letter

Exhibit D      Rules and Regulations

Exhibit E      Reserved Spaces

                                 LEASE AGREEMENT

This Lease is made this ____ day of ________________ 1997, by and between PROPERTY CALIFORNIA OB ONE CORPORATION, an Oregon corporation ("Landlord"), and SUPERIOR NATIONAL INSURANCE COMPANY, a California corporation ("Tenant").

                                   WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") cross-hatched on Exhibit A more particularly described as follows:

        Approximately 21,000 rentable square feet on the ground floor of the building ("Building") located at 5775 West Las Positas, Pleasanton, California, consisting of a total area of approximately Thirty-Nine Thousand Three Hundred Six (39,306) rentable square feet together with the non-exclusive right to use the Common Area of the Building and the Outside Area of the Property. As used herein, the term "Property" shall mean the land shown on Exhibit B and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land, commonly known as "Diablo Center". The Property is part of a larger group of land, buildings and improvements referred to as "Hacienda Business Park" or the "Park".

"Rentable square feet" as used in this Lease refers to an area calculated in accordance with the BOMA method for measuring the Building. Within 60 days of the Commencement Date, as defined herein, the Premises shall be remeasured and this Lease shall be amended by restatement to reflect. the rentable square feet determined by such remeasurement, including changes to the Basic Rent, parking spaces, Tenant's Building Percentage, and Tenant's Property Percentage.

Landlord agrees to construct the Tenant Improvements set forth in the Work Letter (the "Work Letter") attached hereto as Exhibit C, and upon such terms and conditions as set forth in the Work Letter.

Said leasing and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the condition of such performance and observance.

1. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office use and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Property, nor bring or keep or permit to be brought or kept in or about the Premises or the Property, anything which is prohibited by or will in any way increase the existing rate, or cause a cancellation of, fire or any other insurance covering the Property or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Property. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Building, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building where designated by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Outside Area of the Property. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees, or liability arising out of failure of Tenant to comply with any law applicable to Tenant or Tenant's business. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building. Tenant acknowledges that it has received and read a copy of the Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded January 24, 1985 as Instrument No. 85-14396, Official Records of Alameda County, California (the "CC&R's"). Tenant shall comply with the CC&R's.

Tenant's initials: _____________

2. TERM.

        A. The term of this Lease shall be for a period of approximately five
(5) years (unless sooner terminated as hereinafter provided) beginning on the Commencement Date, as defined below, and ending on the day before the fifth (5) anniversary of the Commencement Date.

        B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence on the date ("Commencement Date") which is the earlier of.

               (i) Three business days after certification by Landlord's architect or contractor that the Tenant Improvements have been substantially completed; or

               (ii) The first day that the Premises are occupied for business by Tenant.

Upon determination of the Commencement Date Landlord and Tenant shall execute a commencement date memorandum. Tenant shall have the right to enter the Premises prior to the Commencement Date for the purpose of installing telecommunications and data cabling, and for delivery and installation of its furniture, fixtures, and equipment, provided that such installation and delivery shall not interfere with the construction of the Tenant Improvements.

3. POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant by the anticipated Commencement Date, this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of this Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2.B above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed ninety (90) days from the anticipated Commencement Date (except those delays caused by Tenant (as defined in the Work Letter), acts of God, strikes, war, lack of utilities, weather, unavailable materials, delays caused solely by governmental bodies, and other delays beyond Landlord's control shall be excluded in calculating such period), in which instance Tenant, at its option, may by written notice to Landlord terminate this Lease. Notwithstanding anything contained herein, if the Commencement Date does not occur by January 31, 1997 for reasons other than delays caused by Tenant, Tenant shall be entitled to one day of free rent for every one day of delay beyond the such date.

4. RENT.

        A. BASIC RENT. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises in lawful money of the United States of America, payable as follows:

        Months of Term           Monthly Basic Rent
        --------------           -------------------
        1-24                     $32,130.00 ($1.53 square foot)
        25-36                    $34,230.00 ($1.63 square foot)
        37-60                    $36,330.00 ($1.73 square foot)

        B. TIME FOR PAYMENT. Within five (5) business days of the execution of this Lease, Tenant shall pay to Landlord the Basic Rent due for the first month of the term in the amount of $32,130.00 Thereafter, Basic Rent shall be due on or before the first day of each calendar month of the term. If the term of this Lease commences on a date other than the first day of a calendar month, on the Commencement Date, Tenant shall pay to Landlord as rent for the period from the Commencement Date to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between the Commencement Date and the first day of the next succeeding calendar month bears to thirty (30). If the term of this Lease ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

        C. LATE CHARGE. Notwithstanding any other provision of this Lease, if Tenant fails to pay any Rent when due, and such Rent is not received by Landlord within ten (10) days after the date such Rent is due, Tenant shall pay to Landlord, in addition to the delinquent Rent, a late charge equal to ten percent (10%) of the delinquent Rent. In addition to the foregoing late charge, if any Rent remains unpaid for 30 days or more after the date due, such Rent shall accrue interest at the rate of ten percent (10%) per annum until paid.

        D. ADDITIONAL RENT. Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

               (a) Tenant's Building Percentage of Building Operating Expenses and Tenant's Property Percentage of Outside Area Expenses; and

               (b) All other charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses, including attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts. And all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Rent, as defined below.

The Additional Rent due under Paragraph 7 shall be paid to Landlord or Landlord's agent in accordance with Paragraph 7. The Additional Rent for any item payable under a provision other than Paragraph 7 shall be paid to Landlord or Landlord's agent within twenty (20) days after receipt of an invoice to Tenant setting forth the Additional Rent due. If requested, Landlord shall provide reasonable supporting documentation for the Additional Rent. The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease.

As used herein, Rent shall mean Basic Rent plus Additional Rent.

        E. PLACE OF PAYMENT OF RENT. All Rent hereunder shall be paid to Landlord at the office of Landlord, c/o R & B Commercial Real Estate Services, Inc., 4637 Chabot Drive, Suite 100, Pleasanton, CA 94588, or to such other person or to such other place as Landlord may from time to time designate in writing.

        F. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Thirty-Six Thousand Three Hundred Thirty and no/100s Dollars ($36,330). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof. Twelve months from the Commencement Date, provided Tenant is not in default, Tenant may provide Landlord with financial statements and Landlord agrees to review such statements to determine whether, in Landlord's sole discretion, the Security Deposit may be returned to Tenant. In the event that Tenant has paid all Rent when due from execution of this Lease through the 24th month from the Commencement Date and Tenant is not in default hereunder, Landlord agrees to return the Security Deposit, or any balance thereof, to Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provision relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Premises caused by Tenant, or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. If any portion of the Security Deposit is used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance of it shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Least term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor-in-interest whereupon Tenant agrees to release Landlord from liability for the return of the Security Deposit or the accounting therefor.

5. RULES AND REGULATIONS. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Building, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Property, which areas and facilities and all other landscaped areas, service areas, trash disposal facilities and similar areas and facilities within the Property are referred to herein as the "Outside Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Outside Area. Landlord further reserves the right to promulgate such reasonable rules and regulations, and amendments thereto, relating to the use of the Outside Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Property. The use of the Building and the Outside Area shall initially be subject to the Rules and Regulations attached hereto as Exhibit D. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Property of any of said Rules and Regulations. In the event that the Rules and Regulations are changed by Landlord subsequent to the execution of this Lease and there is a conflict between this Lease and the Rules and Regulations, this Lease shall govern.

6. PARKING. Tenant shall have the right to use with other tenants or occupants of the Building parking spaces, the number of which shall be based on a ratio of
3.5 spaces per 1,000 square feet of leased premises in the common parking area of the Property, five of which shall be designated, reserved stalls in reasonable proximity to the Premises and shown on the attached Exhibit E (the "Reserved Spaces"), and Tenant and Tenant's employees, customers, and other invitees shall have exclusive use of such spaces. Tenant's parking spaces shall be provided without charge by Landlord. Any parking charges assessed or imposed by the City of Pleasanton or other governmental entity shall be billed to Tenant as an Outside Area Expense pursuant to Paragraph 7.F. Tenant agrees that Tenant, Tenant's employees, agents, representatives and invitees shall not use parking spaces in excess of the spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord's sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Property in the event of a dispute among the tenants occupying the Building, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time and from time to time. Landlord reserves the right, at Landlord's sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area; provided that Landlord shall not rescind Tenant's right to the Reserved Spaces but may relocate the Reserved Spaces as provided herein within reasonable proximity to the existing Reserved Spaces. Landlord shall give Tenant reasonable prior written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the Outside Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the Outside Area. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten and no/100ths Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated after prior notice. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Property any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE.

        A. OUTSIDE AREA/COMMON AREA. The term "Outside Area" shall mean all areas and facilities within the Property provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Property such as access roads, parking areas, sidewalks, landscaped area, service areas, trash disposal facilities, and similar areas and facilities. The term "Common Area" shall refer to those portions of the Building designated by Landlord for the general use and convenience of all tenants of the Building, such as hallways, stairs, elevators, entrances and exits, lobbies, restrooms, the common pipes, wires and appurtenant equipment serving the Building.

        B. TENANT'S PERCENTAGE. The term "Tenant's Building Percentage" shall mean the percentage of the rentable area of the Premises to the total rentable area of the Building. Tenant's Building Percentage is agreed to be Fifty-Three and 43/100ths percent (53.43%) for purposes of this Lease. The total rentable area of the Building is Thirty-Nine Thousand Three Hundred Six) (39,306) square feet. The term "Tenant's Property Percentage" shall mean the percentage of the rentable area of the Premises to the total rentable area of all buildings on the Property. Tenant's Property Percentage is agreed to be Seventeen and 59/100ths percent (17.59%) for purposes of this Lease. The total rentable area of the Property is approximately One Hundred Nineteen Thousand, Four Hundred Three (119,403) square feet.

        C. PAYMENT BY TENANT. Commencing on January 1, 1999, Tenant shall pay to Landlord, as Additional Rent, Tenant's Building Percentage of the Building Operating Expenses and Tenant's Property Percentage Outside Area Expenses in excess of the Expense Base, as hereinafter defined.

        D. BUILDING OPERATING EXPENSES. The term "Building Operating Expenses" shall mean all expenses, costs and disbursements (but not capital investment items, except as provided in subparagraph (ix) below, or specific costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the Building and the Common Area, including, but not limited to, the following:

               (i) Wages and salaries of all employees engaged in the operation, maintenance and security of the Building and Common Area, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space in the Park used to provide such services;

               (ii) Cost of all supplies, materials and labor used in the operation, repair, replacement and maintenance of the Building and Common Area;

               (iii) Cost of all utilities, including surcharges, which are not paid directly by Tenant for the Building and Common Area, including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating;

               (iv) Cost of all maintenance and service agreements for services not paid directly by Tenant the Building and Common Area and the equipment thereon, including but not limited to, security and energy management services, window cleaning, floor waxing, elevator maintenance, janitorial service, services by engineers and gardeners, and trash removal services;

               (v) Cost of all insurance which Landlord or Landlord's lender deems necessary for the Building and Common Area such as the cost of "All-Risk" property insurance, including, at Landlord's option, flood coverage, insurance against loss of rents on an "All-Risk" basis, a lender's loss payable endorsement in favor of Landlord's lender and naming Landlord and its subsidiaries, directors, agents, officers, partners and employees as named insureds; and casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, naming Landlord and its subsidiaries, directors, agents, officers, partners and employees as additional insureds;

               (vi) Cost of repairs and general maintenance of the Building and Common Area (excluding repairs and general maintenance paid for by proceeds of insurance or by Tenant or other third parties);

               (vii) A reasonable management fee of four percent (4%) for the manager of the Building;

               (viii) The cost of any additional services not provided to the Building and Common Area at the Commencement Date but thereafter provided by Landlord in its management of the same; and

               (ix) The cost of any capital improvements made to the Building and the Common Area after the Commencement Date that reduce operating expenses, or are required under any governmental law or regulation that was not applicable to the Building at the Commencement Date, such cost thereof to be amortized over the useful life of the improvement, using a market rate of interest, as Landlord shall determine consistent with applicable governmental requirements.

        The cost of additional or extraordinary services provided to Tenant at Tenant's request and not paid or payable by Tenant pursuant to other provisions of this Lease shall be payable by Tenant and may be included by Landlord with Tenant's Building Percentage of Building Operating Expenses payable by Tenant on a monthly basis or may be billed to Tenant separately, in a lump sum, as Landlord shall elect.

        Building Operating Expenses shall not include (i) the cost of any additional or extraordinary services provided to other tenants of the Building or the cost of tenant improvements for other tenants in the Building; (ii) costs paid for directly by Tenant or any other tenant; (iii) principal and interest payments on loans secured by deeds of trust recorded against the Building; (iv) real estate sales or leasing brokerage commissions and other marketing costs;
(v) capital improvements other than those specified in Paragraph 7.D(ix) above,
(vi) any costs reimbursed by insurance or any third-party, (vii) Landlord's general corporate overhead and general administrative expenses and executive salaries of personnel employed by Landlord (not including the management fee referenced in Paragraph 7.D(vii) above) located outside of the Park, (viii) costs, fees, and other expenses arising from the presence or removal of any Hazardous Materials on the Property not brought to the Property by Tenant or Tenant's agents, representatives, or invitees, and (ix) taxes on utilities to the extent that Tenant has paid them directly, including through payment of a flat tax covering governmental services. Tenant agrees to cooperate with Landlord to obtain any exemption on such taxes that Landlord may be entitled to by virtue of Tenant's payment of such flat tax.

        E. OUTSIDE AREA EXPENSES. The term "Outside Area Expenses" shall mean all expenses, costs and disbursements (except as provided below) of every kind and nature which

Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the Property and the Outside Area including, but not limited to, the cost of any policies of insurance covering the Outside Area, the Real Property Taxes for the Property, CC&R assessments and dues and the cost of labor, materials, supplies and services used or consumed in owning, managing, maintaining, repairing and operating the Outside Area, including, without limitation, the following:

               (i) Maintaining and repairing landscaping and sprinkler systems;

               (ii) Maintaining and repairing concrete walkways, driveways and paved parking areas;

               (iii) Maintaining and repairing electrical systems and signs and site lighting of the Outside Area;

               (iv) Providing all utilities to the Outside Areas, and all license, permit and inspection fees in connection therewith; and

               (v) The rental cost and overhead of any office and storage space in the Park used to provide such service.

      Outside Area Expenses shall not include: (i) the cost of any additional or extraordinary services provided to other tenants of the Property or the cost of tenant improvements for other tenants in the Property; (ii) costs paid for directly by Tenant or any other tenant; (iii) principal and interest payments on loans secured by deeds of trust recorded against the Property; (iv) real estate sales or leasing brokerage commissions and other marketing costs; (v) capital improvements other than those specified in Paragraph 7.D(ix) above, (vi) any costs reimbursed by insurance or any third-party, (vii) Landlord's general corporate overhead and general administrative expenses and executive salaries of personnel employed by Landlord (not including the management fee referenced in Paragraph 7.D(vii) above) located outside of the Park, (viii) costs, fees, and other expenses arising from the presence or removal of any Hazardous Materials on the Property not brought to the Property by Tenant or Tenant's agents, representatives, or invitees, and (ix) taxes on utilities to the extent that Tenant has paid them directly, including through payment of a flat tax covering governmental services. Tenant agrees to cooperate with Landlord to obtain any exemption on such taxes that Landlord may be entitled to by virtue of Tenant's payment of such flat tax.

F. ADJUSTMENT.

               (i) Expense Base. The Basic Rent referred to in Paragraph 4.A shall include Tenant's Building Percentage of the actual Building Operating Expenses and Tenant's Property Percentage of the actual Outside Area Expenses for the calendar year 1998 (the "Expense Base"). Landlord currently maintains earthquake insurance and such insurance shall be included in the Expense Base.





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

               (ii) Monthly Payments. Commencing January 1, 1999, Tenant shall pay to Landlord on the first day of each calendar month for the remainder of the term an amount estimated by Landlord to be Tenant's Building Percentage of the monthly Building Operating Expenses and Tenant's Property Percentage of the actual Outside Area Expenses (collectively, the "Expenses") in excess of the Expense Base. The Expenses shall be estimated in good faith by Landlord and Tenant shall be notified of Landlord's estimate at least thirty (30) days prior to the first day such payment is due, and thereafter at least thirty (30) days prior to the beginning of each calendar year. Such estimate may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of notice of such adjustment to the estimated Expenses; provided that, if such calendar month is earlier than 30 days from the date of such notice, the adjustment shall be effective the second calendar month.

               (iii) Accounting. If Tenant's Building Percentage of Building Operating Expenses or Tenant's Property Percentage of the actual Outside Area Expenses paid or incurred by Landlord for any calendar year exceeds the Expense Base, Tenant shall pay such excess as Additional Rent. Within one hundred twenty
(120) days following the end of each calendar year, Landlord shall furnish Tenant a reasonably detailed statement of Tenant's Building Percentage of the actual Building Operating Expenses and Tenant's Property Percentage of the actual Outside Area Expenses (the "Actual Expenses") for the calendar year and the payments made by Tenant with respect to such period. If the statement furnished by Landlord shows that the amount paid by Tenant as Expenses was less than the Actual Expenses for each category, then Tenant shall pay to Landlord the deficiency within twenty (20) days after delivery of such statement. If the statement shows that the amount paid by Tenant as Expenses exceeded the Actual Expenses, then Landlord shall either offset the excess against the amount next thereafter to become due to Landlord, or shall refund the amount of the overpayment to Tenant, in cash, within twenty (20) days after delivery to Tenant of such statement, as Landlord shall elect. In the event of Tenant's overpayment of Tenant's Percentage of Actual Expenses for the last calendar year of this Lease, Landlord shall refund in cash the amount of the overpayment to Tenant, within twenty (20) days of delivery of such statement to Tenant. All statements provided by Landlord and all determinations of costs and charges that Tenant is required to pay pursuant to this Lease shall be computed in accordance with generally accepted accounting principles consistently applied.

               (iv) Proration. Tenant's obligation to pay the Expenses shall be prorated on the basis of a three hundred sixty-five (365) day year to account for any fractional portion of a calendar year included at the commencement or expiration of the term of this Lease or for any fractional portion of a calendar year in which Tenant is not liable for payment of Expenses in excess of the Expense Base.

               (v) Audit. Tenant at its expense shall have the right at all reasonable times and upon reasonable notice to Landlord to audit Landlord's books and records relating to Tenant's obligations to pay Additional Rent for any year of the term of this Lease, provided that Landlord shall not be obligated to retain its books and records for any year for more than three (3) years. If any statement of Additional Rent previously furnished Tenant reflects greater than one hundred five percent (105%) of actual Additional Rent expenses shown by such audit, Landlord shall pay the reasonable cost of such audit, up to five hundred dollars ($500).

               (vi) Survival. Provided that Tenant is furnished a statement in accordance with Paragraph 7.F(iii), Tenant's obligations to pay for any increase above the Expenses paid pursuant to this Paragraph 7.A shall survive any termination of this Lease. Landlord's obligations to refund any excess amounts paid above the Actual Expenses pursuant to this Paragraph 7.A shall survive any termination of this Lease.

8. REPAIR AND MAINTENANCE.

        A. LANDLORD'S OBLIGATIONS.

               (i) Building and Common Area. Landlord shall maintain the Building and Common Area in good condition and repair, and shall make all repairs and replacements, including those to the structure and the basic plumbing, heating, ventilating air conditioning and electrical systems installed or furnished by Landlord. There shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to or maintenance of any portion of the Building or the Common Area or in or to fixtures, appurtenances and equipment therein. The cost of such repair and maintenance shall be included in the Building Operating Expenses pursuant to Paragraph 7.

               (ii) Outside Area. Landlord shall maintain the Outside Area in good condition and repair. Landlord shall at all times have exclusive control of the Outside Area subject to Tenant's rights under this Lease to use the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business. The cost of all such maintenance and repair shall be included in the Outside Area Expenses pursuant to Paragraph 7.

        B. TENANT'S OBLIGATIONS. Tenant shall keep and maintain the Premises, including carpeting, in good and sanitary condition, normal wear and tear and casualty excepted. Carpet areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights under and benefits of Subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

9. ACCEPTANCE AND SURRENDER OF PREMISES. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair, and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Building or as to the use or occupancy which may be made thereof, subject to the punch fist items referred to in the Work Letter and the conditions of this Lease. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Except as agreed to by Landlord in writing, Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by acts of





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

God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with alterations, additions, and improvements which may have been made in, to or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that with respect to any alterations made by Tenant without Landlord's consent, as provided in Section 10, Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore the Premises or such portion thereof before the end of the term at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease, may be removed and stored by Landlord, at Tenant's sole cost, and Landlord may repair any damage caused by such removal at Tenant's sole cost. After thirty (30) days, Landlord may sell such personal property and trade fixtures and apply any funds received first to Landlord's costs for the removal, storage, and sale of such property, and then remit the balance to Tenant. Tenant hereby waives any claim or right it may have against Landlord with respect to such removal, storage or sale whether such claim is at law or equity. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and which alteration or addition shall be at the cost of Tenant; provided that, Tenant may make any alteration that does not exceed ten thousand dollars ($10,000) on a per occurrence basis and that does not affect the mechanical or electrical systems in the building, by providing Landlord with reasonable prior written notice of such alteration. Any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become part of the Premises and belong to Landlord, unless otherwise agreed to prior to the installation thereto. Landlord reserves the right to reasonably approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures, unless otherwise agreed to prior to the installation thereto. Tenant agrees that it will not proceed to make any alterations or additions without having obtained consent from

Landlord to do so which consent shall include notice to Tenant of whether Landlord will require the Premises to be restored at termination of this Lease, and until five (5) days from receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. For any alterations requiring consent of the Landlord, Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

11. UTILITIES AND SERVICES. Tenant shall be responsible for providing janitorial and waste removal services to the Premises. Payment for these services shall be remitted directly to the utility or service provider. Landlord shall pay for the installation of any required separate meter. Tenant shall pay promptly, as the same may become due, all charges for waste removal, janitorial services, water, gas, electricity, telephone, and other electronic communications services furnished directly or used by Tenant during the term of this Lease. Tenant shall have the right to enter the building and use the HVAC system, lighting and any and all other services to the Premises 24 hours per day, seven (7) days per week. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utility services to the Building when such interruption or failure, is caused by fire, casualty, acts of God, strike, lockout, other labor troubles or inability to secure materials, governmental law or regulation or other cause of whatever kind beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages nor, shall any such failure relieve Tenant of the obligation to pay Rent provided for herein, or constitute or be construed as a constructive or other eviction of Tenant. In the event that such interruption or failure is the direct result of Landlord's negligence or willful misconduct, and if any portion of the Premises is rendered unusable by Tenant for forty-eight (48) hours or longer, Tenant shall be entitled to an abatement of Rent in proportion to the disturbance to the conduct of Tenant's business until the use of such portion of the Premises is restored to Tenant.

12. TAXES.

      A. REAL PROPERTY TAXES. Tenant shall pay to Landlord Tenant's proportionate share of all Real Property Taxes, as provided for in Paragraph 7 hereof Tenant's proportionate share of Real Property Taxes shall be Tenant's Building Percentage of the Real Property Taxes levied or assessed against the Building plus Tenant's Complex Percentage of the Real Property Taxes levied or assessed against Outside Area of the Complex. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessment for public improvements and any increases resulting from reassessments caused by any change in ownership of the Property) now or hereafter imposed by any governmental or quasi-governmental authority or special district





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

having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Property (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Property; or parking areas or public utilities, within the Property, and (ii) all costs and fees including attorneys' fees, incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Property prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, on Landlord's business of leasing the Property, or computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocated to the Property shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

        B. TAXES ON TENANT'S PROPERTY.

               (i) Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall within twenty (20) days of Landlord's written notice to Tenant, such notice to include reasonable documentation of such taxes, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

               (ii) If the Tenant Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Building are assessed, then the Real Property Taxes levied against Landlord or the Property by reason of such excess assessed





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

valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 13.B(i) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assessed at a higher valuation than standard office improvements in other space in the Building, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making such determination, the actual cost of construction shall be used.

13.     LIABILITY INSURANCE.

        A. Tenant INSURANCE REQUIREMENTS. Tenant, at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with limits in the amount of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate for injuries to or death of persons occurring in, on or about the Premises or the Property, and property damage insurance with limits of Five Hundred Thousand Dollars ($500,000). Tenant shall also procure umbrella excess liability insurance, on an occurrence basis, with minimum limit of Five Million Dollars ($5,000,000) on a per occurrence and annual aggregate basis. Duly executed certificates evidencing such insurance, copies of which shall be furnished to Landlord, shall name Landlord and Landlord's agents and representatives as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects the acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any such persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior notice to Landlord. If, during the term of this Lease, in the reasonable opinion of Landlord's lender, insurance advisor or counsel, the amount of insurance described in this Paragraph 13 is not adequate, Tenant agrees to increase such coverage to such reasonable amount as Landlord's tender, insurance advisor or counsel shall deem adequate.

        B. TENANT INSURER REQUIREMENTS. All of Tenant's insurance shall be carried with companies acceptable to Landlord that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least ten (10) days prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord prior to the commencement date of this Lease, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of such policies. If Tenant fails to maintain the insurance required hereunder, Landlord may, but shall not be required to, after three (3) business days notice to Tenant, order such insurance at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord including Landlord's costs and expenses with interest thereon (at the rate of ten percent (10%) per annum, but in no event to exceed the maximum rate allowed by law) and any reasonable attorneys' fees for collection if reasonably necessary.

        C. LANDLORD INSURANCE. Landlord shall procure and maintain commercial general liability insurance. Such insurance shall be in addition to and not in lieu of insurance maintained by Tenant pursuant to this Lease and shall be in an amount not less than that required of Tenant. Landlord shall not name Tenant as an additional insured on any insurance maintained by Landlord.

14. TENANT'S PERSONAL PROPERTY INSURANCE, WORKER'S COMPENSATION INSURANCE AND BUSINESS INCOME INSURANCE. Tenant agrees to maintain, at its own expense, fire and extended coverage, malicious mischief and vandalism insurance in causes of loss - special form with a sprinkler leakage endorsement insuring Tenant's personal property located at the Premises, including inventory and trade fixtures, for the full replacement cost thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain a policy or policies of worker's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

15. PROPERTY INSURANCE.

        A. BUILDING. Landlord shall purchase and keep in force a policy or policies of insurance covering loss or damage to the Building and the Property, including the Tenant Improvements but excluding Tenant's personal property and any alterations, additions or improvements made by Tenant at its expense, in the amount of the full replacement cost thereof, providing protection against those perils included within the classification of causes of loss - special form property insurance. Landlord shall also purchase rental income insurance. If the cost of the property insurance or rental income insurance is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Building or the Property.

        B. WAIVER OF SUBROGATION. Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Property by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Property, but excluding, however, the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, resulting from the negligence or willful misconduct of Landlord.

17. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of this provision if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements except to the extent such structural changes or improvements are required as a result of Tenant's use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to Tenant's use of the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. Landlord represents and warrants that to the best of Landlord's knowledge, the Building and the Property are in material compliance with all applicable laws, statutes, ordinances, governmental rules and regulations, including the Americans with Disabilities Act, in effect as of the date of this Lease, and Tenant's use of the Premises as office space is permitted under applicable laws and other encumbrances affecting the Property.

18. LIENS. Tenant shall keep the Premises and the Property free from any liens, arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) business days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. AU sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant within twenty (20) days of Landlord's written notice to Tenant, with interest at the prime rate of interest as quoted by the Bank of America.

19. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent shall not be unreasonably withheld; provided, however, that Landlord's consent shall not be required for any assignment or sublease to a subsidiary or affiliate of Tenant or to any entity resulting from the merger or consolidation of Tenant with another entity so long as Tenant gives Landlord prior written notice of any such assignment or sublease and, in the event of an assignment (i) the assignee has a net worth, at the time of such assignment, that is equal to or greater than the net worth of Tenant immediately prior to such assignment, and (ii) the assignee assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease. As a condition for granting its consent to any assignment, transfer, or subletting, Landlord may require Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) all rents or additional consideration received by Tenant from its assignees, transferees or subtenants in excess of the rent payable by Tenant to Landlord hereunder. Additionally, in the event of any default hereunder by Tenant, Landlord may require any subtenant or assignee to pay directly to Landlord on a monthly basis the rent and any other sums due to Tenant by such assignee or subtenant. Tenant shall, by sixty (60) days' prior notice, advise Landlord of its intent to assign this Lease or to sublet the Premises or any portion thereof for any part of the term hereof. Within fifteen
(15) business days after receipt of Tenant's notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within such fifteen (15) business day period, Tenant may proceed to locate an acceptable subtenant, assignee or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants and conditions of this Paragraph 19. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the Basic Rent shall be adjusted on a pro rata basis to the area of the Premises retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, or either in whole or in part sublet the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

20. SUBORDINATION, MORTGAGES AND QUIET ENJOYMENT. If Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of





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

Landlord in the Property, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agree that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease, provided that such agreement provides that Tenant's tenancy shall not be disturbed so long as Tenant is not in default under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all Rent and observe and perform all of the provisions set forth in this Lease. Landlord represents and warrants to Tenant that, as of the date of this Lease, neither the Building nor any portion of the Property is encumbered by any mortgages or deeds of trust.

        Landlord represents and warrants that (a) it has full right and authority to enter into this Lease, and (b) Tenant, subject to its obligation to pay rent and to perform its other covenants and agreements under this Lease, shall have sole and actual possession of the Premises, from the Commencement Date and shall peaceably and quietly have, hold and enjoy the Premises free from eviction or disturbance until expiration or earlier termination of this Lease.

21. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times have the right to enter the Premises to inspect them; to perform any services provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building, all without abatement of Rent. Landlord may erect scaffolding and other necessary structures in or through the Premises when reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

22. BANKRUPTCY AND DEFAULT.

        A. BANKRUPTCY. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord 's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

        Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the Premises.

        Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

        B. DEFAULT. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) business days from the date of written notice from Landlord within which to cure any default in the payment of Rent. Tenant shall have a period of ten (10) business days from the date of written notice from Landlord within which to cure any other default under this Lease; provided that, if Tenant such default cannot be cured within such ten business day time period and Tenant is proceeding diligently to cure such default, such cure period shall be extended to 30 days. Any notice given pursuant to this Paragraph 22.B shall be in addition to any notice required under Section 1161 of the California Code of Civil Procedure regarding unlawful detainer actions. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

               (i) The rights and remedies provided for by California Civil Code
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraph
(2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.





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

               (ii) The rights and remedies provided by California Civil Code
Section 1951.4 which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

               (iii) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

               (iv) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (a) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period, or (b) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (a) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (b) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Paragraph 22.B(iv), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

23. ABANDONMENT. Except if Tenant continues to pay Rent and is not in default under this Lease and cooperates with Landlord to maintain the Premises in such a manner that the Premises appear occupied, Tenant shall not vacate or abandon the Premises, at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

24. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 10, Landlord may, at its option:

        (a) Rebuild or restore the Premises to their condition prior to the damage or destruction; or

        (b) Terminate this Lease.

Landlord shall give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore the Premises, or to terminate this Lease. Such notice shall provide an estimate of the time required to complete the required repairs. If such estimate is for a period greater than one hundred eighty (180) days, Tenant may elect to terminate this Lease by giving written notice within ten (10) business days to Landlord. If Landlord elects to rebuild or restore the Premises and Tenant has not elected to terminate as provided herein, Landlord agrees, at its expense, promptly to rebuild or restore the Premises in a timely manner to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in Rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by written notice to Landlord within ten (10) days after the expiration of such one hundred eighty
(180) day period. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the Building and interior improvements constructed by Landlord as they existed as of the Commencement Date and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall replace or fully repair at Tenant's sole cost and expense provided this Lease is not terminated according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 of Section 1933, Subdivision 4 of the California Civil Code.

If the Building is damaged or destroyed to the extent of not less than thirty-three percent (33%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. If the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

Notwithstanding anything contained herein, in the event of minor damage, such damage to be damage less than 10% of the full insurable value of the Building the repair of which shall be estimated at less than 180 days, and provided that such damage is not caused by Tenant, Landlord shall be obligated to make repairs and shall proceed in a timely manner to make such repairs.

25. EMINENT DOMAIN. If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date title vests in the condemnor. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing, any compensation specifically awarded to Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant. Tenant shall have the right to appear, claim, prove and receive any award by the condemning authority for loss of business, Tenant's personal property, or moving cost or loss of goodwill, provided that such award does not result in a reduction of the award to Landlord and does not interfere with Landlord's proceedings in connection with such taking or conveyance.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Building not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Building, or decide to demolish, alter or rebuild the Building, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of such written advice, or commencement of such action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises so taken or conveyed is so substantial that Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the Rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises is taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not taken or conveyed, and the Rent shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the Premises not taken or conveyed bears to the total area of the Premises prior to such taking or conveyance.

26. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Property or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned. Tenant agrees to look solely to the successor in interest of such transferor in and to the Property and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the Property (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Basic Rent required during the last month of the Lease term.

29. CERTIFICATE OF ESTOPPEL. Tenant shall at any time upon not less than ten
(10) days prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in such form as requested by Landlord, or Landlord's lender (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the party of Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's Rent has been paid in advance.

30. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Property shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guaranty the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by Tenant hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice from Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) all the rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of any party, the unsuccessful party to such action or proceeding, whether settled or prosecuted to final judgment, shall pay to the prevailing party as finally determined, all costs and expenses, including attorneys' fees and costs (including attorneys' fees on appeal, and costs and expenses incurred in out-of-court negotiations, workouts and/or settlements or in seeking relief from stay or otherwise seeking to protect its rights in any bankruptcy proceeding) incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment. Attorneys' fees and costs incurred in enforcing any judgment or in connection with any appeal shall be recoverable separately from and in addition to any other amount included in such judgment. This Paragraph 32 is intended to be severable from the other provisions of this Lease, and the prevailing party's rights under this Paragraph 32 shall not merge into any judgment and any judgment shall survive until all such fees and costs have been paid.

33. WAIVER. The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises, or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises, with a copy to Superior National Insurance, 26601 Agoura Road, Calabasas, California 91302, Attn: General Counsel. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, or any other nationally recognized reputable delivery service, addressed to Landlord c/o R & B Commercial Real Estate Services, Inc., 4637 Chabot Drive, Suite 100, Pleasanton, CA 94588. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof if mailed in the manner herein provided, as the case may be.

35. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

36. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performing within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

In the event that Landlord defaults as provided hereunder, if Landlord shall not in good faith have commenced the curing or remedying of such default within such thirty (30) day period, and shall not thereafter proceed to completion with due diligence, Tenant shall have the right to make such repairs ten (10) business days after providing prior written notice to Landlord of its intent to do so and shall send Landlord an invoice for the cost of such repairs with reasonable supporting documentation. Landlord shall either pay such invoice within thirty
(30) days of receipt or provide written notice to Tenant of its objection to such costs. If Landlord objects to such costs, the issue shall be determined by arbitration pursuant to the requirements of Paragraph 44.C. If Landlord does not provide notice to Tenant of its objections to such invoice, Landlord shall be deemed to have accepted such invoice and Tenant may apply the invoice to sums due after 20 days written notice to Landlord of its intent to do so.

37. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), Tenant represents that each individual executing this Lease on behalf of said corporation (or partnership) is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord either a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease or a certificate of its corporate secretary regarding the incumbency and authority of the individual executing this Lease on behalf of Tenant.

38. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

               (i) the sole and exclusive remedy shall be against Landlord and Landlord's assets;

               (ii) no partner, shareholder, director, or officer of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

               (iii) no service of process shall be made against any partner, shareholder, director, or officer of Landlord (except as may be necessary to secure jurisdiction of Landlord);

               (iv) no partner, shareholder, director, or officer of Landlord shall be required to answer or otherwise plead to any service of process;

               (v) no judgment will be taken against any partner, director, or officer of Landlord; (vi) any judgment taken against any partner, shareholder, director, or officer of Landlord may be vacated and set aside at any time without hearing;

               (vii) no writ of execution will ever be levied against the assets of any partner, director, or officer of Landlord;

               (viii) these covenants and agreements are enforceable both by Landlord and also by any partner, shareholder, director, or officer of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

39. BROKERS. Tenant warrants that Corporate Realty Associates, Inc. is the only real estate broker or agent with whom it dealt in connection with the negotiation of this Lease and that Tenant knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord warrants that Colliers Parrish is the only real estate broker or agent with whom it dealt in connection with the negotiation of this Lease and that Landlord knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

40. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or to any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense, shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

        Subject to the conditions of this Section 40, including Landlord's prior written consent of the sign design, which shall not be unreasonably withheld, Tenant shall be permitted to assume the monument sign on West Las Positas at Tenant's sole cost and expense. Any signage shall be in compliance with all applicable laws and regulations and Tenant shall maintain such signage in good repair and condition.

41. ASSESSMENTS.

        A. ASSESSMENT DISTRICTS. Tenant acknowledges that the Property is subject to assessment districts, including, but not limited to, improvement districts, maintenance districts, public utility districts, special utility districts, special service zones or districts or any combination thereof (collectively "Assessment Districts"), for the construction, alteration, expansion, improvements, completion, repair, operation or maintenance, as the case may be, of on-site or offsite improvements, or services, or any combination thereof, as required by the City of Pleasanton as a condition of approving the development of Hacienda Business Park, of which the Property is a part. These Assessment Districts may provide, among other things, the following improvements or services: streets, curbs, interchanges, highways, traffic noise studies and mitigation measures, traffic control systems and expansion of city facilities to operate same, landscaping and lighting maintenance services, maintenance of flood control facilities, water storage and distribution facilities, and fire apparatus, manpower and other fire safety facilities.

        B. CONSENT TO FORMATION. Tenant hereby consents to the formation of any and all of the Assessment Districts and waives any and all rights of notice and any and all rights of protest in connection with formation of the Assessment Districts and agrees to execute all documents, including, but not limited to, formal waivers of notice and protest evidencing such consent and waiver upon request of Landlord or the City of Pleasanton.

42. MORTGAGEE PROTECTION CLAUSE. Tenant agrees to give any mortgagees and/or trust deed holders ("Holders"), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holders shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

43. HAZARDOUS MATERIALS.

        A. "Hazardous Materials" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by any municipal, county, state or federal rule, law, or regulation. Without limiting the generality of the foregoing, the term "Hazardous Materials" shall include asbestos or asbestos containing material, polychlorinated biphenyls in concentrations greater than 50 parts per million, hazardous waste identified in accordance with Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9061; et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1802; and Resource Conservation and Recovery Act, 42 U. S.C. Sec. 6901 et seq., and all of those materials and substances defined as "hazardous waste" in California Health and Safety Code
Section 25117 and Section 66160 of Title 26 of the California Code of Regulations, Division 22, as the same shall be amended from time to time, or any other materials requiring remediation under federal, state or local statutes, ordinances, regulations or policies.

        B. Tenant shall not introduce any Hazardous Materials in, on or adjacent to the Premises or the Property without complying with all applicable federal, state and local laws, rules, regulations, and policies relating to the storage, use, release, disposal, and clean-up of Hazardous Materials, including, but not limited to, the obtaining of proper permits. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Materials. If Tenant's storage, use, release or disposal of any Hazardous Materials in, on or adjacent to the Premises or the Property results in any contamination of the Premises, the Property, or the soil or surface or groundwater in or about the Property, Tenant shall remove the contamination at its expense. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs, fees, judgments and liabilities, including attorneys' fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees. Tenant's obligations under this Paragraph 43 shall survive termination of this Lease. Tenant shall also pay to Landlord upon demand, the cost of any inspections ordered by Landlord should the results of those inspections indicate that Tenant caused or permitted any of the contamination found in the Premises or the Property. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims, suits, causes of action, costs, fees, judgments and liabilities, including attorneys' fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding in connection and any Hazardous Materials used, stored or disposed of by Landlord or its agents and employees in violation of laws governing Hazardous Materials. Landlord's obligations under this Paragraph 43 shall survive termination of this Lease.

        C. Landlord warrants and represents that, to the best of its knowledge, there are no Hazardous Materials located on the Premises, and Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims, suits, causes of action, costs, fees, judgments and liabilities, including attorneys' fees and costs, arising out of or in connection with breach of this warranty.

44. MISCELLANEOUS AND GENERAL PROVISIONS.

        (a) Tenant shall not, without the written consent of Landlord, use the name of the Building, Property, or Park for any purpose other than as the address of the business conducted by Tenant in the Premises.

        (b) This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid or unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        (c) The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships, and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease, shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience or reference only and shall have no effect upon the construction or interpretation of any provision hereof.

         (d) Time is of the essence of this Lease and of each and all of its provisions.

        (e) At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand by Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

        (f) This instrument along with any exhibits and attachments hereto constitute the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

        (g) Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

        (h) Tenant further agrees to execute any amendments required by a tender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

        (i) Except as provided herein, Landlord and Tenant agree that each has had an opportunity to determine to its satisfaction the actual area of the Premises and the Building. All measurements of area contained in this Lease are conclusively agreed to be correct and binding on the parties, even if a subsequent measurement of one of these areas determines that it is more or less than the area reflected in this Lease. Any such subsequent determination that the area is more or less than the area shown in this Lease shall not result in a change in any of the computations of rent, Tenant's Building Percentage and Tenant's Property Percentage, improvement allowances, or any other matters described in this Lease where area is a factor.

        (j) Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

        (k) Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

45. LEASE OPTION TO EXTEND.

        A. OPTION PERIOD. Provided that Tenant is not in default hereunder, either at the time of exercise or at the time the extended term commences, Tenant shall have the option to extend the initial five (5) year term of this Lease for an additional period of three (3) years ("Lease Option Period") on the same terms, covenants and conditions provided herein, except that upon such renewal the Basic Rent due hereunder shall be determined pursuant to Paragraph 46.B. Tenant shall exercise its option by giving Landlord written notice ("Lease Option Notice") no sooner than three hundred (300) days, and no later than one hundred eighty (180) days, prior to the expiration of the initial term of this Lease.

        B. LEASE OPTION PERIOD BASIC RENT. The Basic Rent for the Lease Option Period shall be the Prevailing Market Rental Rate for comparable space in the Hacienda Business Park determined as of the commencement of the option term. "Prevailing Market Rental Rate" shall mean an amount per rentable square foot that shall be determined with reference to the base annual rentals then being charged for space then being offered for rent in the Hacienda Business Park taking into account and adjusting for (i) the term of this Lease with respect to which Prevailing Market Rental Rate is being determined, (ii) the rental structure under this Lease and the leases for such other space, (iii) the size and location of the Premises and the age and quality of construction of the Premises and the leasehold improvements therein compared with such other space, (iv) the load factor consisting of the ratio of the usable area to the rentable area on each floor of the space; (v) an appropriate discount for payments or credits that would be made on such other space with respect to leasing commissions then customarily paid by Landlord for renewals at the time of the commencement of the option term, rental concessions or other inducements or improvement allowances offered on such other space and that are not required to be made by Landlord, and (vi) any other relevant terms and conditions relative to the leases of such other space; provided that in no event shall the Prevailing Market Rental Rate be less than the Basic Rent due in the last month of the initial term of this Lease.

        C. DETERMINATION OF PREVAILING MARKET RENTAL RATE. Within thirty (30) days after Landlord's receipt of the Lease Option Notice, Landlord shall give Tenant notice of Landlord's determination of the Prevailing Market Rental Rate for the space in question. If Tenant disputes Landlord's determination of the Prevailing Market Rental Rate, Tenant shall so notify Landlord within ten (10) business days following Landlord's notice to Tenant of the Prevailing Market Rental Rate and such dispute shall be resolved as follows:

               (i) Within thirty (30) days following Landlord's notice to Tenant of the Prevailing Market Rental Rate, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

               (ii) If within this thirty (30) day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rental Rate, they shall each select one appraiser to determine the Prevailing Market Rental Rate. Each such appraiser shall arrive at a determination of the Prevailing Market Rental Rate and submit his conclusions to Landlord and Tenant within thirty (30) days of the expiration of the thirty (30) day consultation period described in (i) above.

               (iii) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rental Rate. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Prevailing Market Rental Rate. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser, acceptable to both Landlord and Tenant, who will within thirty (30) days of his selection make a determination of the Prevailing Market Rental Rate and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rental Rate.

               (iv) All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising





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

commercial properties in the vicinity of and in the City of Pleasanton and County of Alameda. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the arbitration.

46. LEASE OPTION TO EXPAND. Provided that Tenant is not in default hereunder, Tenant shall have the option to expand to space immediately contiguous to the Premises, as follows. In the event that any space contiguous to the Premises becomes available and such space is not subject to any rights of a third party granted by Landlord prior to the date of this Lease, Landlord shall provide Tenant with written notice (the "Expansion Notice Letter") that such space (the "Expansion Space") will be available. Tenant shall have thirty (30) days from the date of the Expansion Notice Letter to determine whether to exercise its option to expand. If Tenant exercises its option in accordance with the foregoing terms, then the Expansion Space shall be incorporated into the Premises by Landlord and the commencement date for Tenant's lease of the Expansion Space shall be as set forth in the Expansion Notice Letter, or as otherwise determined by the parties. Rent for the Expansion Space shall be determined pursuant to Section 45 hereof.

47. LEASE OPTION TO TERMINATE. Provided that Tenant is not in default under this Lease, Tenant shall have the right to terminate this Lease at the end of the thirty-sixth (36th) month by giving Landlord notice prior to March 1, 2000. Tenant shall pay Landlord on the date of such termination the sum equal to all unamortized costs of the lease transaction (including leasing commissions and tenant improvements) plus six month's Basic Rent at the rental rate effective the thirty-seventh (37th) month. If Tenant exercises its option to terminate and does not vacate the Premises by the end of the thirty-sixth (36th ) month, such tenancy shall be treated as a holdover under Section 28 hereof.

        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD                                TENANT
--------                                ------

PROPERTY CALIFORNIA OB ONE              SUPERIOR NATIONAL INSURANCE
 CORPORATION, an Oregon corporation     COMPANY, a California corporation

By LASALLE ADVISORS LIMITED, its duly
    authorized agent                    By    /s/  WILLIAM L. LUNTZ
                                          -------------------------------------
By     /s/  DIANE R. MCMAHON            Its   C.E.O.
  ---------------------------------         -----------------------------------
Its    VICE PRESIDENT                   Date  10/17/97
   --------------------------------         -----------------------------------
Date   10/29/97
    -------------------------------


By  /s/  WILLIAM W. BARENDRICK, JR.
  ---------------------------------
Its  PRINCIPAL
   --------------------------------
Date  10/29/97
    -------------------------------

                                    EXHIBIT A

                                  THE PREMISES




                                  [SCHEMATIC]

                                    EXHIBIT B

                                  THE PROPERTY

                                  Diablo Center









                                   Exhibit B
                                  Page 1 of 2

                                  Diablo South
                         5775 West Las Positas Boulevard
                             Pleasanton, California
                               39,306 Square Feet








                                   Exhibit B
                                  Page 2 of 2

                                   SCHEDULE 1


                       Final Plans and Specifications for
                           Superior National Insurance
                               Tenant Improvements

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.

5. Tenant may provide cleaning and janitorial services for the Premises. Such cleaning and janitorial service contractors shall be licensed and prior to providing services, such contractors shall provide Landlord with a certificate of insurance, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, Tenant shall first obtain, and comply with, Landlord's instructions in their installation.

8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building be maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or other inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Buildings heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from adjusting controls.

        Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain-for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other devise on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the

        Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of this Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises, from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuous waiver of such Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building 34. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.


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
                                   EXHIBIT C


                             WORK LETTER AGREEMENT

                                   (TURN KEY)

     In connection with the improvements to be installed in the Premises (the "Tenant Improvements") the parties hereby agree as follows:

     1.   Plans and Specifications.     Tenant shall prepare and submit to
Landlord not later than October 24, 1997, for Landlord's review and approval a space plan for Tenant's proposed Tenant Improvements to the Premises (the "Space Plan"). Within five (5) business days after receipt of Tenant's Space Plan, Landlord shall notify Tenant of Landlord's approval or disapproval thereof, specifying in reasonable detail the basis for Landlord's disapproval, if applicable. Tenant shall cause the Landlord-approved architect (AD Architecture Design) to prepare final working architectural and engineering plans and specifications for the Tenant Improvements ("Final Plans and Specifications") based upon the approved Space Plan and such Final Plans and Specifications shall be reviewed by Landlord's architect. Tenant shall cooperate diligently with Landlord's architect and shall furnish, within five (5) business days after written request therefor, all information required by the architect for the completion of the Final Plans and Specifications. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them and attaching them hereto as Schedule 1.

     2. Landlord to Construct. Landlord shall complete construction of the Tenant Improvements in a good and workmanlike manner, substantially in accordance with the Final Plans and Specifications approved by Landlord and Tenant.

          (a) Selection of Contractor. A contractor acceptable to Landlord shall be the contractor, and as of the date of this Work Letter Agreement, P.D. Larson Company shall be designated as the "Contractor" selected to complete the Tenant Improvements. Landlord shall endeavor to instruct the Contractor to use competitive bidding for completion of the Tenant Improvements. Landlord shall use its best efforts to enter into a "cost plus 12%" agreement with Contractor for completion of the Tenant Improvements which provides that the Contractor's overhead, insurance, general conditions, supervision and profit are included in the 12% amount. Landlord shall pay, without reimbursement from Tenant or the Tenant Improvements Allowance, all fees charged by Contractor in excess of such 12%. Landlord and Tenant may mutually agree to select an alternate Contractor to complete the Tenant Improvements.

     3.   Payment of Tenant Improvement Costs.    Landlord shall provide Tenant
with an allowance of Three Hundred Fifteen Thousand and no/100 Dollars ($315,000.00) ($15 per rentable square foot) for the design and construction of the Tenant Improvements ("Tenant Improvements Allowance"). The Tenant Improvements Allowance shall be the maximum



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
contribution by Landlord for the Tenant Improvement Cost (defined below) and shall be applied as primary payment. Any Tenant Improvement Cost in excess of the Tenant Improvements Allowance shall be paid to Landlord by Tenant within thirty (30) days after Landlord's written request therefor accompanied by itemized invoices evidencing the excess costs to be paid by Tenant along with prior written acceptance of such costs by Tenant. If Tenant pays any Tenant Improvement Costs directly, Landlord shall reimburse Tenant for such costs, subject to the Tenant Improvements Allowance limits.

     4.   Tenant Improvements Cost.     The Tenant Improvements cost ("Tenant
Improvement Cost") shall include all costs of designing and constructing the Tenant Improvements, including but not limited to:

          (a) All costs of preliminary and final architectural and engineering plans, if any, and specifications for the Tenant Improvements, including review by Landlord's architect, design build costs, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation.

          (b) All costs of obtaining building permits and other necessary authorizations from the City of Pleasanton.

          (c) All costs of interior design and finish schedule plans and specifications, including as-built drawings.

          (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including but not limited to the construction fee for overhead and profit and the cost of on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's Contractor in connection with construction of the Tenant Improvements.

          (e) All fees payable to Tenant's architect and engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements.

          (f) A construction management fee, such fee not to exceed three percent (3%) of the first $315,000.00 of Tenant Improvement Cost. Tenant agrees to pay Landlord a construction management fee of 1.5% of any Tenant Improvement Costs exceeding $315,000.00.

          (g) Landlord agrees to pay its architect, outside of the Tenant Improvement Allowance, for any architectural review fee of the Final Plans and Specifications.

          (h) Tenant agrees to pay one-half of the total costs of separating the mechanical systems related to the Premises and Landlord agrees to pay one-half of the total costs of separating the mechanical systems and all costs associated with separating or sub-metering the electrical systems relating to the Premises. The Landlord's cost under this subsection (h) shall be outside the Tenant Improvement Allowance.

          (i) All costs of furnishing and installing cabling for Tenant's voice and data systems; provided that Tenant shall observe all covenants set forth in Section 10 of the Lease regarding installation of Tenant's cabling (and any other alterations), and shall ensure that all work performed by Tenant or at Tenant's direction is carried out expeditiously and in a good and workmanlike manner, is uniformly of high quality, complies with all applicable government codes and regulations, and Tenant shall remain liable for any damage to the Premises or Building in connection therewith.

     In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant's personal property.

     5.   Change Requests.    No revisions to the approved Space Plan or the
Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord agrees to make all changes: (i) required by any public agency to conform with governmental regulations or (ii) requested in writing by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld. Any costs related to such changes in (ii) above in excess of the Tenant Improvements Allowance shall be paid for by Tenant as set forth in Paragraph 3. The billing for such additional costs shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to such changes shall include, without limitation, any architectural or design fees and Landlord's Contractor's price for effecting the change.

     6.   Termination.   If the Lease is terminated prior to completion of the
Tenant Improvements due to the default of the Tenant, Tenant shall pay to Landlord, within five (5) days after receipt of a statement therefor, any costs incurred by Landlord through the date of such termination in connection with the Tenant Improvements.

     7. Tenant Delays. The Commencement Date shall not be delayed due to delays caused by Tenant, including (i) Tenant's failure to furnish information for the preparation of plans and drawings; (ii) Tenant's request for special materials, finishes or installations which are not readily available; (iii) Tenant's changes in plans and/or working drawings after their approval by Landlord; (iv) Tenant's failure to complete its own improvement work to the extent Tenant delays completion by the City of Pleasanton of its final inspection and approval of the Tenant Improvements; or (v) interference with Landlord's work caused by Tenant or Tenant's contractors or subcontractors.

     8.   Punch-List.    Within ten (10) days after completion of the Tenant
Improvements, Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch-list of items needing additional work. Landlord shall complete all items on the punch-list as soon as reasonably possible. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to reject such items within seven (7) days of completion, such items shall be deemed approved by Tenant. If Tenant fails to submit a punch-list to Landlord within such ten (10) day period, it shall be deemed that there are no items needing additional work or repair.



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
     9. Landlord agrees to adopt and to pursue a plan intended to comply with the Americans with Disabilities Act ("A.D.A.") as applicable to the Tenant Improvements being completed on the Premises. Landlord shall be responsible for all expenses relating to A.D.A. compliance with the Tenant Improvements. Tenant acknowledges that (a) compliance of the Premises with the A.D.A. depends upon the uses of the Premises, the location of each use within the Premises, and changes to these factors over time, and (b) Tenant may have obligations under the A.D.A. as an employer which may differ from its obligations as the operator of the Premises. Tenant agrees that after completion of the Tenant Improvements and delivery of the Premises by Landlord to Tenant, Tenant shall comply with all requirements of the A.D.A. related to any subsequent alterations and improvements to the Premises at the expense of Tenant and that Tenant shall make only such uses of the Premises in a manner that comply with the A.D.A.


LANDLORD                                TENANT

PROPERTY CALIFORNIA OB ONE              SUPERIOR   NATIONAL   INSURANCE
CORPORATION, an Oregon corporation      COMPANY, a California corporation

By LASALLE ADVISORS LIMITED,
     its duly authorized agent          By /s/ [SIG]
                                           --------------------------------

By /s/ [SIG]                            Its  Corporate Secretary
  ----------------------------             --------------------------------

Its  Vice President                     Date October 28, 1997
  ----------------------------             --------------------------------

Date October 29, 1997
  ----------------------------



By /s/ [SIG]
  ----------------------------

Its  Principal
  ----------------------------

Date October 29, 1997
  ----------------------------










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